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                                                                     EXHIBIT 5.1

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                February 2, 1999



Community Capital Bancshares, Inc.
P.O. Drawer 71269
Albany, Georgia  31750

         RE: REGISTRATION OF 1,150,000 SHARES OF COMMON STOCK; REGISTRATION STATEMENT ON FORM SB-2


Ladies and Gentlemen:

         We have acted as counsel to Community Capital Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement"), of 1,150,000 shares of common stock, $1.00 par value ("Common Stock"), of the Company (the "Shares").

         In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on December 3, 1998, as amended by Pre-Effective Amendment No. 1 thereto, which is to be filed with the Commission on the date hereof, and the proposed form of Underwriting Agreement among the Company and Interstate/Johnson Lane Corporation (the "Underwriting Agreement") to be used in effecting the sale of the Shares, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable.



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Community Capital Bancshares, Inc.
February 2, 1999
Page 2


         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                               Very truly yours,



                                    /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP